Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
FOURTH QUARTER 2022 RESULTS

HOUSTON, January 27, 2023 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NASDAQ: STEL) today reported net income of $2.1 million, or $0.04 earnings per diluted share, for the fourth quarter 2022 and $51.4 million, or $1.47 earnings per diluted share, for the year ended December 31, 2022. The fourth quarter 2022 results for Stellar reflect the merger of equals (the “Merger”) between Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), which became effective on October 1, 2022.
“We are pleased to report our fourth quarter results as a combined institution. Our scale and resources enhance our ability to execute our business strategy focused on delivering exceptional customer service to increase shareholder value while continuing to honor our community values. The integration of our combined talents and expertise benefits our customers, employees, communities and shareholders. We are very grateful for the dedication and hard work of our team coming together and for the continued work as we implement an efficient system conversion in the first quarter of 2023,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“As we approach 2023, we are excited about the opportunities created by our combination and also cautious about increasing interest rates and the resulting effects on our economy. We will focus our efforts in the coming year on credit quality, liquidity and capital management. We are convinced more than ever that there is a bright long-term future for Stellar,” concluded Mr. Franklin.

Fourth Quarter 2022 Financial Highlights
•Total assets were $10.90 billion at year-end reflecting combined scale from the Merger.
•Tax equivalent net interest margin was 4.71% for the fourth quarter 2022. The tax equivalent net interest margin, excluding purchase accounting accretion, was 4.38% for the fourth quarter. Refer to the calculation of this non-GAAP financial measure on page 11.
•Net income for the fourth quarter 2022 of $2.1 million and diluted earnings per share of $0.04. Pre-tax, pre-provision income of $46.6 million and adjusted pre-tax, pre-provision income of $53.0 million for the fourth quarter 2022. Refer to the calculation of this non-GAAP financial measure on page 11.
•As a result of the Merger, the Company recorded a $28.2 million provision for credit losses on non-purchased credit deteriorated (“non-PCD”) loans and a $5.0 million provision for unfunded commitments for the Current Expected Credit Loss requirement, along with a $7.6 million allowance for credit losses on purchase credit deteriorated (“PCD”) loans. Acquisition and merger related expenses totaled $11.5 million in the fourth quarter 2022.
Merger of Equals

On October 1, 2022, the Merger of Allegiance with CBTX was completed pursuant to an Agreement and Plan of Merger dated November 5, 2021 (as amended, the “Merger Agreement”), with the surviving corporation renamed Stellar Bancorp, Inc. Pursuant to the Merger Agreement, each share of Allegiance common stock was converted into the right to receive 1.4184 shares of common stock of the Company for each share of Allegiance common stock.

The Merger was accounted for as a reverse acquisition using the acquisition method of accounting, with CBTX treated as the legal acquirer and Allegiance treated as the accounting acquirer for financial reporting purposes. Therefore, the historical financial statements of the Company prior to the Merger reflect the historical financial statement balances of Allegiance. In addition, the assets and liabilities of CBTX as of the date of the Merger have been recorded at estimated fair value and added to those of Allegiance. The Company’s valuations of CBTX's assets and liabilities are preliminary and may be refined for up to a year from the date of the Merger. The Merger had a significant impact on all aspects of the Company's financial statements, and as a result, financial results after the Merger may not be comparable to financial results prior to the Merger. Results of operations reflect the combined operations following the Merger for the fourth quarter 2022 and stand-alone Allegiance for all periods prior.

Fourth Quarter 2022 Results
Stellar’s net interest income in the fourth quarter 2022 increased $57.5 million, or 99.0%, to $115.6 million from $58.1 million for the fourth quarter 2021 and increased $54.9 million, or 90.5%, from $60.7 million for the third quarter 2022. These increases were primarily due to the Merger. The net interest margin on a tax equivalent basis increased 114 basis points to 4.71% for the fourth quarter 2022 from 3.57% for the fourth quarter 2021 and increased 86 basis points from 3.85% for the third quarter 2022. The increase in the margin over the prior quarter and the comparable quarter in the prior year were primarily due to dynamics relating to the Merger and increases in interest rates. During the quarter, net interest income benefited from $8.2 million in income from purchase accounting adjustments. Excluding purchase accounting adjustments, net interest income would have been $107.5 million and the tax equivalent net interest margin would have been 4.38%.

Noninterest income for the fourth quarter 2022 was $10.6 million, an increase of $8.2 million, or 333.5%, compared to $2.5 million for the fourth quarter 2021 and an increase of $7.6 million, or 255.2%, compared to $3.0 million for the third quarter 2022. Noninterest income increased primarily due to nonrecurring gains on sale of securities, loans and assets held for sale totaling $4.0 million along with increased scale as a result of the Merger during the quarter.

Noninterest expense for the fourth quarter 2022 increased $42.9 million, or 116.7%, to $79.6 million from $36.7 million for the fourth quarter 2021 and increased $35.6 million, or 80.8%, compared to the third quarter of 2022. These increases in noninterest expense over the prior periods were primarily due to increases in operating expenses due to the Merger, most significantly salaries and benefits due to increased scale, and the amortization of core deposit intangibles. Acquisition and merger-related expenses associated with the Merger totaled $11.5 million during the quarter.
Stellar’s efficiency ratio increased to 65.14% for the fourth quarter 2022 compared to 60.68% for the fourth quarter 2021 and decreased from 69.18% for the third quarter 2022. Fourth quarter 2022 annualized returns on average assets, average equity and average tangible equity were 0.07%, 0.60% and 1.18%, respectively, compared to 1.23%, 10.60% and 15.05% for the fourth quarter 2021. Annualized returns on average assets, average equity and average tangible equity for the third quarter 2022 were 0.84%, 7.90% and 11.78%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.
Year Ended December 31, 2022 Results
Net interest income before provision for credit losses for the year ended December 31, 2022 increased $60.4 million, or 26.4%, to $289.0 million from $228.6 million for the year ended December 31, 2021 primarily due to the Merger. The net interest margin on a tax equivalent basis increased 4 basis points to 3.94% for the year ended December 31, 2022 from 3.90% for the year ended December 31, 2021. The increase in the margin over the prior year was primarily due to the increase in the average yield on interest-earning assets partially offset by increased funding costs. Excluding purchase accounting adjustments, net interest income would have been $280.6 million and the tax equivalent net interest margin would have been 3.83%.
Noninterest income for the year ended December 31, 2022 was $20.4 million, an increase of $11.8 million, or 137.7%, compared to $8.6 million for the year ended December 31, 2021 due primarily to the Merger and nonrecurring gains on sale of assets.
Noninterest expense for the year ended December 31, 2022 increased $56.5 million, or 40.5%, to $196.1 million from $139.6 million for the year ended December 31, 2021. The increase in noninterest expense over the year ended December 31, 2021 was primarily due to increased salaries and benefits, amortization of core deposit intangibles and acquisition and merger-related expenses associated with the Merger.
Stellar’s efficiency ratio increased to 64.23% for the year ended December 31, 2022 from 58.86% for the year ended December 31, 2021. For the year ended December 31, 2022, returns on average assets, average equity and average tangible equity were 0.64%, 5.69% and 9.16%, respectively, compared to 1.24%, 10.38% and 14.93%, respectively, for the year ended December 31, 2021. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.
Financial Condition
Stellar’s total assets at December 31, 2022 increased $3.80 billion, or 53.4%, to $10.90 billion compared to $7.10 billion at December 31, 2021 and increased $4.17 billion, or 247.8% (annualized), compared to $6.73 billion at September 30, 2022.
Total loans at December 31, 2022 increased $3.53 billion, or 83.7%, to $7.75 billion compared to $4.22 billion at December 31, 2021, and increased $3.16 billion, or 275.5% (annualized) compared to $4.59 billion at September 30, 2022, primarily due to the Merger. The Company recorded purchase accounting adjustments on loans of $166.5 million related to the Merger. At December 31, 2022, the remaining balance of the purchase accounting adjustments on loans was $154.8 million. Core loans, which exclude Paycheck Protection Program (PPP) loans, increased $3.67 billion, or 90.0%, to $7.74 billion at December 31, 2022 from $4.07 billion at December 31, 2021 and increased $3.17 billion, or 277.0% (annualized), from $4.57 billion at September 30, 2022.
Deposits at December 31, 2022 increased $3.22 billion, or 53.2%, to $9.27 billion compared to $6.05 billion at December 31, 2021 and increased $3.61 billion, or 254.9% (annualized), compared to $5.66 billion at September 30, 2022.

Asset Quality
Stellar’s nonperforming assets totaled $45.0 million, or 0.41% of total assets, at December 31, 2022 compared to $24.1 million, or 0.34% of total assets, at December 31, 2021 and $21.6 million, or 0.32% of total assets at September 30, 2022. The allowance for credit losses on loans as a percentage of total loans was 1.20% at December 31, 2022, 1.14% at December 31, 2021 and 1.14% at September 30, 2022.
The provision for credit losses for the fourth quarter 2022 was $44.8 million compared to the reversal of provision for credit losses of $2.6 million for the fourth quarter 2021 and the provision for credit losses of $2.0 million for the third quarter 2022. As a result of loans acquired in the merger, the fourth quarter includes a $28.2 million provision for credit losses on loans and a $5.0 million provision for unfunded commitments. Additionally, the Company recorded a $7.6 million allowance for credit losses on PCD loans acquired.
Fourth quarter 2022 net charge-offs were $5.7 million, or 0.30% (annualized) of average loans, compared to net charge-offs of $1.4 million, or 0.13% (annualized) of average loans, for the fourth quarter 2021 and net recoveries of $245 thousand, or (0.02)% (annualized) of average loans, for the third quarter 2022. Fourth quarter net charge-offs included $4.6 million of charge-offs on loans sold during the fourth quarter 2022.
GAAP Reconciliation of Non-GAAP Financial Measures
Stellar’s management uses certain non-GAAP financial measures. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on pages 11 of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
As previously announced, Stellar’s management team will host a conference call and webcast on Friday, January 27, 2023 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss fourth quarter 2022 results. Individuals and investment professionals may register for the conference call at https://register.vevent.com/register/BI70fcd05aee4348f7b0dc18ea083f2b2c to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellarbancorpinc.com. A simultaneous audio-only webcast may be accessed via the Investor Relations section of Stellar’s website at https://ir.stellarbancorpinc.com/events-and-presentations. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of Stellar’s website at ir.stellarbancorpinc.com.
About Stellar Bancorp, Inc.
Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, created by the merger of Allegiance Bank and CommunityBank of Texas, N.A. and to be renamed Stellar Bank upon system conversion, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.
Investor relations
IR@stellarbancorpinc.com
Forward-Looking Statements
Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Merger, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.
All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of our operations following the merger will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.
Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and the Joint Proxy Statement/Prospectus regarding the Merger that CBTX filed with the SEC on April 7, 2022 pursuant to Rule 424(b)(3) and CBTX’s Annual Report on Form 10-K and Allegiance’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https:// www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2022				2021
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$67,063	$16,449	$17,547	$26,629	$23,961
Interest-bearing deposits at other financial institutions	304,642	102,118	275,290	672,755	733,548
Total cash and cash equivalents	371,705	118,567	292,837	699,384	757,509
Available for sale securities, at fair value	1,807,586	1,618,995	1,709,321	1,790,707	1,773,765
Loans held for investment	7,754,751	4,591,912	4,348,833	4,283,514	4,220,486
Less: allowance for credit losses on loans	(93,180)	(52,147)	(50,242)	(49,215)	(47,940)
Loans, net	7,661,571	4,539,765	4,298,591	4,234,299	4,172,546
Accrued interest receivable	44,743	29,697	29,882	31,505	33,392
Premises and equipment, net	126,803	57,837	58,482	62,168	63,708
Federal Home Loan Bank stock	15,058	16,843	4,078	9,376	9,358
Bank owned life insurance	103,094	28,305	28,170	28,374	28,240
Goodwill	497,260	223,642	223,642	223,642	223,642
Core deposit intangibles, net	143,525	12,406	13,156	13,907	14,658
Other assets	129,092	84,285	73,605	56,001	28,136
Total assets	$10,900,437	$6,730,342	$6,731,764	$7,149,363	$7,104,954
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$4,230,169	$2,465,839	$2,394,719	$2,353,604	$2,243,085
Interest-bearing
Demand	1,591,828	956,920	1,016,381	1,070,855	869,984
Money market and savings	2,575,923	1,471,690	1,510,008	1,552,853	1,643,745
Certificates and other time	869,712	766,270	959,524	1,185,015	1,290,825
Total interest-bearing deposits	5,037,463	3,194,880	3,485,913	3,808,723	3,804,554
Total deposits	9,267,632	5,660,719	5,880,632	6,162,327	6,047,639
Accrued interest payable	2,098	2,673	1,500	3,086	1,753
Borrowed funds	63,925	257,000	—	89,959	89,956
Subordinated debt	109,367	109,241	109,109	108,978	108,847
Other liabilities	74,239	44,407	35,194	33,073	40,291
Total liabilities	9,517,261	6,074,040	6,026,435	6,397,423	6,288,486
SHAREHOLDERS’ EQUITY:
Common stock	530	281	286	290	289
Capital surplus	1,222,761	511,434	524,033	532,372	530,845
Retained earnings	303,146	307,975	296,477	282,896	267,092
Accumulated other comprehensive (loss) income	(143,261)	(163,388)	(115,467)	(63,618)	18,242
Total shareholders’ equity	1,383,176	656,302	705,329	751,940	816,468
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,900,437	$6,730,342	$6,731,764	$7,149,363	$7,104,954

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2022				2021	2022	2021
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$116,145	$58,025	$53,835	$52,370	$56,855	$280,375	$230,713
Securities:
Taxable	9,834	6,655	5,571	5,068	3,933	27,128	11,889
Tax-exempt	3,057	2,594	2,557	2,525	2,526	10,733	9,909
Deposits in other financial institutions	2,933	608	877	340	317	4,758	673
Total interest income	131,969	67,882	62,840	60,303	63,631	322,994	253,184

INTEREST EXPENSE:
Demand, money market and savings deposits	12,406	3,527	1,859	1,347	1,277	19,139	5,365
Certificates and other time deposits	2,083	1,664	1,922	2,156	2,391	7,825	11,628
Borrowed funds	417	499	114	186	434	1,216	1,878
Subordinated debt	1,449	1,502	1,463	1,442	1,425	5,856	5,749
Total interest expense	16,355	7,192	5,358	5,131	5,527	34,036	24,620
NET INTEREST INCOME	115,614	60,690	57,482	55,172	58,104	288,958	228,564
Provision for credit losses	44,793	1,962	2,143	1,814	(2,577)	50,712	(2,322)
Net interest income after provision for credit losses	70,821	58,728	55,339	53,358	60,681	238,246	230,886

NONINTEREST INCOME:
Nonsufficient funds fees	447	145	126	116	156	834	464
Service charges on deposit accounts	1,242	527	560	527	476	2,856	1,671
Gain (loss) on sale of assets	4,025	42	(17)	—	(321)	4,050	(272)
Bank owned life insurance	515	135	342	133	139	1,125	554
Debit card and ATM card income	1,897	869	880	819	834	4,465	2,996
Other	2,511	1,277	813	2,423	1,170	7,024	3,149
Total noninterest income	10,637	2,995	2,704	4,018	2,454	20,354	8,562

NONINTEREST EXPENSE:
Salaries and employee benefits	40,949	22,013	21,864	22,728	22,918	107,554	90,177
Net occupancy and equipment	3,781	2,129	2,220	2,205	2,194	10,335	9,144
Depreciation	1,903	1,003	1,012	1,033	1,103	4,951	4,254
Data processing and software amortization	3,776	2,541	2,522	2,498	2,264	11,337	8,862
Professional fees	2,298	485	662	138	1,008	3,583	3,025
Regulatory assessments and FDIC insurance	1,263	1,134	1,256	1,261	949	4,914	3,407
Core deposit intangibles amortization	7,051	750	751	751	824	9,303	3,296
Communications	737	359	363	341	395	1,800	1,406
Advertising	1,130	385	483	462	481	2,460	1,692
Other real estate expense	152	93	65	59	69	369	548
Acquisition and merger-related expenses	11,469	10,551	1,667	451	1,408	24,138	2,011
Other	5,115	2,588	5,039	2,590	3,131	15,332	11,732
Total noninterest expense	79,624	44,031	37,904	34,517	36,744	196,076	139,554
INCOME BEFORE INCOME TAXES	1,834	17,692	20,139	22,859	26,391	62,524	99,894
Provision for income taxes	(218)	3,406	3,702	4,202	4,833	11,092	18,341
NET INCOME	$2,052	$14,286	$16,437	$18,657	$21,558	$51,432	$81,553

EARNINGS PER SHARE
Basic	$0.04	$0.51	$0.57	$0.65	$0.75	$1.48	$2.85
Diluted	$0.04	$0.50	$0.56	$0.64	$0.74	$1.47	$2.82

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Years Ended
	2022				2021	2022	2021
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$2,052	$14,286	$16,437	$18,657	$21,558	$51,432	$81,553

Earnings per share, basic	$0.04	$0.51	$0.57	$0.65	$0.75	$1.48	$2.85
Earnings per share, diluted	$0.04	$0.50	$0.56	$0.64	$0.74	$1.47	$2.82
Dividends per share	$0.13	$0.10	$0.10	$0.10	$0.08	$0.43	$0.34

Return on average assets(A)	0.07%	0.84%	0.94%	1.04%	1.23%	0.64%	1.24%
Return on average equity(A)	0.60%	7.90%	8.86%	9.40%	10.60%	5.69%	10.38%
Return on average tangible equity(A)(B)	1.18%	11.78%	13.00%	13.35%	15.05%	9.16%	14.93%
Net interest margin (tax equivalent)(A)(C)	4.71%	3.85%	3.53%	3.30%	3.57%	3.94%	3.90%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	4.38%	3.85%	3.52%	3.29%	3.56%	3.83%	3.89%
Efficiency ratio(D)	65.14%	69.18%	62.96%	58.32%	60.68%	64.23%	58.86%

Capital Ratios
Stellar Bancorp, Inc.(Consolidated)
Equity to assets	12.69%	9.75%	10.48%	10.52%	11.49%	12.69%	11.49%
Tangible equity to tangible assets(B)	7.24%	6.47%	7.21%	7.44%	8.42%	7.24%	8.42%
Estimated common equity tier 1 capital	10.04%	11.39%	12.06%	12.28%	12.47%	10.04%	12.47%
Estimated tier 1 risk-based capital	10.15%	11.58%	12.26%	12.49%	12.69%	10.15%	12.69%
Estimated total risk-based capital	12.47%	14.66%	15.47%	15.76%	16.08%	12.47%	16.08%
Estimated tier 1 leverage capital	8.55%	9.00%	8.65%	8.37%	8.53%	8.55%	8.53%
Allegiance Bank
Estimated common equity tier 1 capital	10.46%	12.20%	12.51%	12.48%	12.63%	10.46%	12.63%
Estimated tier 1 risk-based capital	10.46%	12.20%	12.51%	12.48%	12.63%	10.46%	12.63%
Estimated total risk-based capital	12.10%	14.12%	14.50%	14.50%	14.71%	12.10%	14.71%
Estimated tier 1 leverage capital	8.81%	9.49%	8.83%	8.37%	8.49%	8.81%	8.49%

Other Data
Weighted average shares:
Basic	52,715	28,286	28,874	28,883	28,737	34,738	28,660
Diluted	52,973	28,529	29,120	29,114	28,968	35,007	28,872
Period end shares outstanding	52,955	28,137	28,586	28,904	28,846	52,955	28,846
Book value per share	$26.12	$23.33	$24.67	$26.02	$28.30	$26.12	$28.30
Tangible book value per share(B)	$14.02	$14.94	$16.39	$17.80	$20.04	$14.02	$20.04
Employees - full-time equivalents	1,025	562	578	586	594	1,025	594
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,666,502	$116,145	6.01%	$4,456,174	$58,025	5.17%	$4,243,778	$56,855	5.32%
Securities	1,795,082	12,891	2.85%	1,709,470	9,249	2.15%	1,457,793	6,459	1.76%
Deposits in other financial institutions	354,117	2,933	3.29%	160,340	608	1.50%	843,808	317	0.15%
Total interest-earning assets	9,815,701	$131,969	5.33%	6,325,984	$67,882	4.26%	6,545,379	$63,631	3.86%
Allowance for credit losses on loans	(88,150)			(50,609)			(50,654)
Noninterest-earning assets	1,218,458			442,511			447,005
Total assets	$10,946,009			$6,717,886			$6,941,730

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,465,711	$5,422	1.47%	$978,531	$2,380	0.96%	$724,841	$388	0.21%
Money market and savings deposits	2,705,984	6,984	1.02%	1,500,083	1,147	0.30%	1,618,240	889	0.22%
Certificates and other time deposits	932,058	2,083	0.89%	877,231	1,664	0.75%	1,335,020	2,391	0.71%
Borrowed funds	37,824	417	4.37%	68,752	499	2.88%	138,747	434	1.24%
Subordinated debt	109,307	1,449	5.26%	109,177	1,502	5.46%	108,784	1,425	5.20%
Total interest-bearing liabilities	5,250,884	$16,355	1.24%	3,533,774	$7,192	0.81%	3,925,632	$5,527	0.56%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	4,199,982			2,424,884			2,163,016
Other liabilities	147,205			41,792			46,141
Total liabilities	9,598,071			6,000,450			6,134,789
Shareholders' equity	1,347,938			717,436			806,941
Total liabilities and shareholders' equity	$10,946,009			$6,717,886			$6,941,730

Net interest rate spread			4.09%			3.45%			3.30%

Net interest income and margin		$115,614	4.67%		$60,690	3.81%		$58,104	3.52%

Net interest income and net interest margin (tax equivalent)		$116,574	4.71%		$61,418	3.85%		$58,838	3.57%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Years Ended December 31,
	2022			2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$5,171,944	$280,375	5.42%	$4,422,467	$230,713	5.22%
Securities	1,779,425	37,861	2.13%	1,050,376	21,798	2.08%
Deposits in other financial institutions	462,075	4,758	1.03%	458,190	673	0.15%
Total interest-earning assets	7,413,444	$322,994	4.36%	5,931,033	$253,184	4.27%
Allowance for credit losses on loans	(59,099)			(51,513)
Noninterest-earning assets	633,928			680,191
Total assets	$7,988,273			$6,559,711

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,140,575	$9,278	0.81%	$574,079	$1,409	0.25%
Money market and savings deposits	1,841,348	9,861	0.54%	1,571,532	3,956	0.25%
Certificates and other time deposits	1,034,491	7,825	0.76%	1,349,216	11,628	0.86%
Borrowed funds	61,773	1,216	1.97%	144,354	1,878	1.30%
Subordinated debt	109,111	5,856	5.37%	108,588	5,749	5.29%
Total interest-bearing liabilities	4,187,298	$34,036	0.81%	3,747,769	24,620	0.66%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,833,865			1,983,934
Other liabilities	62,581			41,972
Total liabilities	7,083,744			5,773,675
Shareholders' equity	904,529			786,036
Total liabilities and shareholders' equity	$7,988,273			$6,559,711

Net interest rate spread			3.55%			3.61%

Net interest income and margin		$288,958	3.90%		$228,564	3.85%

Net interest income and net interest margin (tax equivalent)		$292,152	3.94%		$231,315	3.90%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022				2021
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,455,795	$732,636	$727,068	$714,450	$693,559
Paycheck Protection Program (PPP)	13,226	17,827	31,855	78,624	145,942
Real estate:
Commercial real estate (including multi-family residential)	3,931,480	2,407,039	2,265,155	2,197,502	2,104,621
Commercial real estate construction and land development	1,037,678	513,248	450,694	453,473	439,125
1-4 family residential (including home equity)	1,000,956	699,636	682,066	669,306	685,071
Residential construction	268,150	183,563	155,017	136,760	117,901
Consumer and other	47,466	37,963	36,978	33,399	34,267
Total loans held for investment	$7,754,751	$4,591,912	$4,348,833	$4,283,514	$4,220,486

Deposits:
Interest-bearing demand	$1,591,828	$956,920	$1,016,381	$1,070,855	$869,984
Money market and savings	2,575,923	1,471,690	1,510,008	1,552,853	1,643,745
Certificates and other time	869,712	766,270	959,524	1,185,015	1,290,825
Total interest-bearing deposits	5,037,463	3,194,880	3,485,913	3,808,723	3,804,554
Noninterest-bearing deposits	4,230,169	2,465,839	2,394,719	2,353,604	2,243,085
Total deposits	$9,267,632	$5,660,719	$5,880,632	$6,162,327	$6,047,639

Asset Quality:
Nonaccrual loans	$45,048	$21,551	$28,225	$26,275	$24,127
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	45,048	21,551	28,225	26,275	24,127
Total nonperforming assets	$45,048	$21,551	$28,225	$26,275	$24,127

Net charge-offs (recoveries)	$5,707	$(245)	$571	$317	$1,353

Nonaccrual loans:
Commercial and industrial	$25,402	$6,916	$9,145	$7,809	$8,358
Real estate:
Commercial real estate (including multi-family residential)	9,970	10,392	14,409	15,259	12,639
Commercial real estate construction and land development	—	241	1,511	—	63
1-4 family residential (including home equity)	9,404	3,854	3,040	3,065	2,875
Residential construction	—	—	—	—	—
Consumer and other	272	148	120	142	192
Total nonaccrual loans	$45,048	$21,551	$28,225	$26,275	$24,127

Asset Quality Ratios:
Nonperforming assets to total assets	0.41%	0.32%	0.42%	0.37%	0.34%
Nonperforming loans to total loans	0.58%	0.47%	0.65%	0.61%	0.57%
Allowance for credit losses on loans to nonperforming loans	206.85%	241.97%	178.01%	187.31%	198.70%
Allowance for credit losses on loans to total loans	1.20%	1.14%	1.16%	1.15%	1.14%
Net charge-offs (recoveries) to average loans (annualized)	0.30%	(0.02%)	0.05%	0.03%	0.13%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)
Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, adjusted pre-tax, pre-provision income, adjusted pre-tax, pre-provision ROAA, adjusted efficiency ratio, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Years Ended
	2022				2021	2022	2021
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$2,052	$14,286	$16,437	$18,657	$21,558	$51,432	$81,553
Add: Provision for credit losses	44,793	1,962	2,143	1,814	(2,577)	50,712	(2,322)
Add: Provision for income taxes	(218)	3,406	3,702	4,202	4,833	11,092	18,341
Pre-tax, pre-provision income	$46,627	$19,654	$22,282	$24,673	$23,814	$113,236	$97,572

Total average assets	$10,946,009	$6,717,886	$7,019,299	$7,257,498	$6,941,730	$7,988,273	$6,559,711

Pre-tax, pre-provision return on average assets(B)	1.69%	1.16%	1.27%	1.38%	1.36%	1.42%	1.49%

Pre-tax, pre-provision income	$46,627	$19,654	$22,282	$24,673	$23,814	$113,236	$97,572
Add: Acquisition and merger-related expenses	11,469	10,551	1,667	451	1,408	24,138	2,011
Add: Core deposit intangibles amortization	7,051	750	751	751	824	9,303	3,296
Less: Purchase accounting accretion	8,160	40	77	93	93	8,370	600
Less: Gain (loss) on sale of assets	4,025	42	(17)	—	(321)	4,050	(272)
Adjusted pre-tax, pre-provision income	$52,962	$30,873	$24,640	$25,782	$26,274	$134,257	$102,551

Adjusted pre-tax, pre-provision return on average assets(B)	1.92%	1.82%	1.41%	1.44%	1.50%	1.68%	1.56%

Total noninterest expense	$79,624	$44,031	$37,904	$34,517	$36,744	$196,076	$139,554
Less: Acquisition and merger-related expenses	11,469	10,551	1,667	451	1,408	24,138	2,011
Less: Core deposit intangibles amortization	7,051	750	751	751	824	9,303	3,296
Net interest income	115,614	60,690	57,482	55,172	58,104	288,958	228,564
Less: Purchase accounting accretion	8,160	40	77	93	93	8,370	600
Total noninterest income	10,637	2,995	2,704	4,018	2,454	20,354	8,562
Less: Gain (loss) on sale of assets	4,025	42	(17)	—	(321)	4,050	(272)
Adjusted efficiency ratio(A)	53.57%	51.46%	59.02%	56.37%	56.78%	54.78%	56.69%

Total shareholders' equity	$1,383,176	$656,302	$705,329	$751,940	$816,468	$1,383,176	$816,468
Less: Goodwill and core deposit intangibles, net	640,785	236,048	236,798	237,549	238,300	640,785	238,300
Tangible shareholders’ equity	$742,391	$420,254	$468,531	$514,391	$578,168	$742,391	$578,168

Shares outstanding at end of period	52,955	28,137	28,586	28,904	28,846	52,955	28,846

Tangible book value per share	$14.02	$14.94	$16.39	$17.80	$20.04	$14.02	$20.04

Average shareholders' equity	$1,347,938	$717,436	$744,126	$804,704	$806,941	$904,529	$786,036
Less: Average goodwill and core deposit intangibles, net	658,107	236,399	237,153	237,925	238,700	343,257	239,916
Average tangible shareholders’ equity	$689,831	$481,037	$506,973	$566,779	$568,241	$561,272	$546,120

Return on average tangible equity(B)	1.18%	11.78%	13.00%	13.35%	15.05%	9.16%	14.93%

Total assets	$10,900,437	$6,730,342	$6,731,764	$7,149,363	$7,104,954	$10,900,437	$7,104,954
Less: Goodwill and core deposit intangibles, net	640,785	236,048	236,798	237,549	238,300	640,785	238,300
Tangible assets	$10,259,652	$6,494,294	$6,494,966	$6,911,814	$6,866,654	$10,259,652	$6,866,654

Tangible equity to tangible assets	7.24%	6.47%	7.21%	7.44%	8.42%	7.24%	8.42%

Net interest income (tax equivalent)	$116,574	$61,418	$58,238	$55,922	$58,838	$292,152	$231,315
Less: Purchase accounting accretion	8,160	40	77	93	93	8,370	600
Adjusted net interest income (tax equivalent)	$108,414	$61,378	$58,161	$55,829	$58,745	$283,782	$230,715

Average earning assets	$9,815,701	$6,325,984	$6,618,005	$6,873,708	$6,545,379	$7,413,444	$5,931,033

Net interest margin (tax equivalent) excluding PAA	4.38%	3.85%	3.52%	3.29%	3.56%	3.83%	3.89%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-down on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.